As filed with the Securities and Exchange Commission on June 6, 2003

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIFEPOINT HOSPITALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2165845 (I.R.S. Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan
LifePoint Hospitals Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

William F. Carpenter III, Esq.
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(Name and Address of Agent For Service)

(615) 372-8500
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
J. Chase Cole, Esq.
Waller Lansden Dortch & Davis,
A Professional Limited Liability Company
511 Union Street, Suite 2100
Nashville, Tennessee 37219-1760
(615) 244-6380

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed
Title of Each Class of	Amount to be		Offering Price	Maximum Aggregate	Amount of
Securities to be Registered	Registered (1)		Per Unit (2)	Offering Price (2)	Registration Fee

Common Stock, $0.01 par value (3)	2,500,000	(4)	$20.95	$52,375,000	$4,238
Common Stock $0.01 par value (3)	200,000	(5)	$20.95	$4,190,000	$339
Total	2,700,000		$20.95	$56,565,000	$4,577

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on May 27, 2003, as reported on the Nasdaq Stock Market.

(3)	Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(4)	Shares registered for issuance pursuant to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, as amended. The LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, as amended, authorizes the issuance of a maximum of 9,625,000 shares, of which 7,125,000 shares were registered pursuant to Registration Statements on Form S-8 (File Nos. 333-78187 and 333-63140), for which the registration fee was previously paid in full.

(5)	Shares registered for issuance pursuant to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan, as amended. The LifePoint Hospitals, Inc. Employee Stock Purchase Plan, as amended, authorizes the issuance of a maximum of 300,000 shares, of which 100,000 shares were registered pursuant to a Registration Statement on Form S-8 (File No. 333-91732), for which the registration fee was previously paid in full.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION OF WALLER LANSDEN DORTCH & DAVIS
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-99.6 FIRST AMENDMENT TO EMPLOYEE STOCK PLAN

EXPLANATORY NOTE

     LifePoint Hospitals, Inc. (the “Company”) filed this Registration Statement on Form S-8 to register an additional 2,500,000 shares of the Company’s common stock, $0.01 par value (“Common Stock”), issuable pursuant to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, as amended (the “Incentive Plan”), and an additional 200,000 shares of Common Stock issuable pursuant to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”). The contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-78187 and 333-63140) registering shares of Common Stock issuable pursuant to the Incentive Plan and filed with the Securities and Exchange Commission on May 11, 1999 and June 15, 2001, respectively, are hereby incorporated by reference pursuant to Instruction E to Form S-8. The contents of the Company’s Registration Statement on Form S-8 (File No. 333-91732) registering shares of Common Stock issuable pursuant to the ESPP and filed with the Securities and Exchange Commission on July 1, 2002 are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 2,700,000 shares of Common Stock not previously registered.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

     (a)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (b)  The Company’s Definitive Proxy Statement on Schedule 14A relating to the Annual Meeting of Stockholders held on May 21, 2003;

     (c)  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

     (d)  The description of the Company’s Capital Stock contained in the Company’s Registration Statement on Form 10, dated December 11, 1998, as amended.

     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit
Number	Description of Exhibits

4.1	Certificate of Incorporation (a)
4.2	Bylaws (a)
4.3	Form of Specimen Stock Certificate (b)
4.4	Rights Agreement dated as of May 11, 1999 between LifePoint Hospitals, Inc. and National City Bank as rights agent (a)
5.1	Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
23.1	Consent of Ernst & Young LLP
23.2	Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (a)
99.2	Amendment to LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (c)
99.3	Second Amendment to LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (c)
99.4	Third Amendment to LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (d)
99.5	LifePoint Hospitals, Inc. Employee Stock Purchase Plan (e)
99.6	First Amendment to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan

(a)	Incorporated by reference from exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-29818.

(b)	Incorporated by reference from exhibits to the Company’s Registration Statement on Form 10 under the Securities and Exchange Act of 1934, as amended, File No. 0-29818.

(c)	Incorporated by reference from exhibits to the Company’s Registration Statement on Form S-8 under the Securities and Exchange Act of 1933, File No. 333-63140.

(d)	Incorporated by reference from exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 0-29818.

(e)	Incorporated by reference from exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 0-29818.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on May 30, 2003.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Kenneth D. Donahey

Kenneth C. Donahey Chairman, Chief Executive Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Culotta and William F. Carpenter III, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kenneth C. Donahey Kenneth C. Donahey	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 30, 2003

/s/ Michael J. Culotta Michael J. Culotta	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2003

/s/ Richard H. Evans Richard H. Evans	Director	May 30, 2003

/s/ DeWitt Ezell, Jr. DeWitt Ezell, Jr.	Director	May 30, 2003

/s/ Ricki Tigert Helfer Ricki Tigert Helfer	Director	May 30, 2003

/s/ William V. Lapham William V. Lapham	Director	May 30, 2003

SIGNATURE	TITLE	DATE

/s/ John E. Maupin, Jr., D.D.S. John E. Maupin, Jr., D.D.S	Director	May 30, 2003

/s/ Owen G. Shell, Jr. Owen G. Shell, Jr.	Director	May 30, 2003

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1	Certificate of Incorporation (a)
4.2	Bylaws (a)
4.3	Form of Specimen Stock Certificate (b)
4.4	Rights Agreement dated as of May 11, 1999 between LifePoint Hospitals, Inc. and National City Bank as rights agent (a)
5.1	Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
23.1	Consent of Ernst & Young LLP
23.2	Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (a)
99.2	Amendment to LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (c)
99.3	Second Amendment to LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (c)
99.4	Third Amendment to LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (d)
99.5	LifePoint Hospitals, Inc. Employee Stock Purchase Plan (e)
99.6	First Amendment to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan

(a)	Incorporated by reference from exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-29818.

(b)	Incorporated by reference from exhibits to the Company’s Registration Statement on Form 10 under the Securities and Exchange Act of 1934, as amended, File No. 0-29818.

(c)	Incorporated by reference from exhibits to the Company’s Registration Statement on Form S-8 under the Securities and Exchange Act of 1933, File No. 333-63140.

(d)	Incorporated by reference from exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 0-29818.

(e)	Incorporated by reference from exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 0-29818.